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PROXY                                                                     PROXY

                                CLECO CORPORATION

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 1999

The undersigned hereby appoint(s) Gregory L. Nesbitt, Thomas J. Howlin and Michael P. Prudhomme or any one of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned on April 5, 1999, at the annual meeting of shareholders to be held on May 14, 1999, and any adjournment(s) thereof. The following items of business will be considered at the aforesaid annual meeting:

1. To adopt the holding company proposal.

2. To elect three Class II directors:
   01 - Robert T. Ratcliff, 02 - Edward M. Simmons, 03 - William H. Walker, Jr.

3. To appoint PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

INSTRUCTION: Unless otherwise specified in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the annual meeting for, and to allocate such votes among, one or more of the nominees for director listed above as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's Board of Directors. To specify a different method of cumulative voting, write "Cumulate For" and the number of shares and the name(s) of the nominee(s) in the space provided below.

PLEASE COMPLETE, SIGN, DATE AND MAIL IN ACCOMPANYING POSTPAID ENVELOPE.

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    PLEASE MARK YOUR                                                       1628
    VOTES AS IN THIS
/X/ EXAMPLE.


THIS PROXY WILL BE VOTED AS DIRECTED BELOW ON THE PROPOSALS SET FORTH IN THE PROXY STATEMENT FOR THE MEETING:

           FOR       AGAINST          ABSTAIN
           / /         / /              / /

1. To adopt the holding company proposal.

   The Board of Directors recommends a vote "FOR" the foregoing proposal.

   (For holders of preferred stock, unless otherwise directed, a vote on this proposal will be deemed to include the same vote for the preferred stock voting with common stock, for the preferred stock voting in the aggregate as a separate class, and for the particular series of preferred stock.)

                                             FOR         WITHHOLD AUTHORITY
                                         all nominees  to vote for all nominees
                                             / /                / /

2. To elect three Class II directors.
   (see reverse)

The Board of Directors recommends a vote
"FOR" the foregoing proposal.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE CHECK THE BOX TO VOTE "FOR" ALL NOMINEES AND WRITE THE NOMINEE'S NAME ON THE LINE BELOW.)

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                                                          FOR  AGAINST  ABSTAIN
                                                           / /    / /     / /

3. To appoint PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 1999.

The Board of Directors recommends a vote "FOR" the foregoing proposal.

4. To vote upon such other business as may properly come before the annual meeting and any adjournment(s) thereof, in their discretion.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS, INCLUDING FOR THE NOMINEES LISTED ON THE REVERSE SIDE HEREOF. THE PROXIES RETAIN THE RIGHT TO CUMULATE VOTES FOR DIRECTORS UNLESS THE SPECIFIC NUMBER OF VOTES FOR DIRECTORS IS LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ON
THE REVERSE SIDE HEREOF WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT PROPERLY MAY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

The undersigned hereby revokes all proxies heretofore given in connection with the 1999 annual meeting.

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SIGNATURE(S)                                     DATE

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

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You may also vote the shares held in this account by telephone or electronically through the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. To vote, please follow the steps below:

  - HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.

  - BE READY TO ENTER THE PIN NUMBER INDICATED ABOVE JUST BELOW THE
    PERFORATION.

To vote using the telephone:

  - USING A TOUCH-TONE TELEPHONE, DIAL 1-800-OK2-VOTE (1-800-652-8683) 24 HOURS A DAY, 7 DAYS A WEEK.

To vote using the Internet:

  - LOG ON TO THE INTERNET AND GO TO THE WEBSITE http://www.vote-by-net.com.

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

                YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

                               CLECO CORPORATION